Exhibit 10.1

FIRST AMENDMENT TO
SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT (the “Amendment”) is made as of the 30th day of January, 2018 by and between Capstone Therapeutics Corp., a Delaware corporation located at 1275 West Washington Street, Suite 104, Tempe, Arizona 85281 (the “Company”), and BP Peptides, LLC, a Delaware limited liability company located at 122 East 42nd Street, Suite 4305, New York, New York 10168 (the “Buyer”).

RECITALS

A.       The Buyer and the Company entered into that certain Securities Purchase, Loan and Security Agreement dated as of July 14, 2017 (the “Purchase and Loan Agreement”), pursuant to which the Buyer made a loan to the Company (the “Loan”) in the aggregate principal amount of $2,427,500, and which provided for quarterly interest payments.

B.       The Buyer and the Company now wish to amend the terms of the Purchase and Loan Agreement as set forth below, and to provide that interest will no longer be payable quarterly and instead will all be due on the Maturity Date (the “Interest Deferral”).

C.       The Company also desires that the Buyer fund additional operating capital to the Company, and the Buyer is willing to consider doing so.

D.       In consideration of the Interest Deferral and the Buyer’s willingness to consider advancing additional funds as described above, the Company is executing and delivering to the Buyer its Warrant to Purchase Common Stock (the “Warrant”), substantially in the form attached hereto as Exhibit A.

IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.                  Recitals. All of the statements contained in the Recitals above are accurate, and by this reference, are hereby incorporated into and made a part of the body of this Amendment.

2.                  Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Purchase and Loan Agreement.

3.                  Amendment.

3.1 Section 2(b)(i) of the Purchase and Loan Agreement is hereby amended to read in its entirety as follows:

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“(i) The Loan will bear interest at the rate of six percent (6%) per annum payable in cash on the outstanding principal balance of the Loan. All accrued but unpaid interest shall be payable upon the Maturity Date. The outstanding principal amount of the Loan will also be payable on the Maturity Date. Interest will be computed on the basis of the actual number of days elapsed, over a year of 365/366 days.”

3.2 A new Section 2(d) is hereby added to read in its entirety as follows:

“(d) The Company may from time to time request that the Buyer make additional advances to the Company to fund continuing operations through October 15, 2020, as determined by the Company and approved by its Board of Directors, which requests the Buyer will consider in its sole discretion. Any such amounts so advanced shall be added to the principal amount of the Loan.”

3.3 All references in the Purchase and Loan Agreement to the “Agreement” shall refer to the Purchase and Loan Agreement as amended hereby. To the extent the terms of the Note is inconsistent with the terms hereof, the Note is hereby modified to reflect the terms hereof.

4.                  Continuing Effect. Except as expressly modified in this Amendment, the Purchase and Loan Agreement and the Note shall remain in full force and effect.

5.                  Waiver. The Buyer hereby waives any Event of Default that may currently exist under the Note arising out of the Company’s failure to pay any scheduled payment of interest prior to the date hereof, and agrees that any such interest shall not be due and payable until the Maturity Date, as set forth above.

6.                  Fees. Within five (5) business days following receipt of reasonably satisfactory documentation thereof, the Company shall reimburse the Buyer or its designee(s) for up to $6,000.00 of reasonable out-of-pocket costs and expenses incurred by the Buyer and its Affiliates in connection with the transactions contemplated by this Amendment and the Warrant (including, without limitation, legal fees and disbursements in connection with the documentation, negotiation and implementation of the transactions contemplated by this Amendment and the Warrant and due diligence in connection therewith).

7.                  General Provisions.

7.1       Counterparts and Telecopy Execution. This Amendment may be executed in counterpart, and any number of counterparts of this Amendment which have been executed by the Company and the Buyer shall constitute a single original. The Company’s attorney may integrate into one or more documents signature pages from documents executed in counterpart. Unless otherwise required by the Company, the telecopied or pdf signature of a person shall be deemed the original signature of that person and shall be binding for all purposes.

7.2       Ratification. The Buyer and the Company hereby ratify and confirm the Loan Agreement, as amended by this Amendment, in all respects.

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7.3       Governing Law. This Amendment shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Delaware, except for its rules relating to conflicts of laws.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Securities Purchase, Loan and Security Agreement as of the day and year first written above.

BUYER:

BP PEPTIDES, LLC

By: /s/ Matthew Lipman
Name: Matthew Lipman
Title: Vice President

COMPANY:

CAPSTONE THERAPEUTICS CORP.

By: /s/ John M. Holliman, III
Name: John M. Holliman, III
Title: Executive Chairman

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